EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2010, relating to the financial statements of CYBRA Corporation appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ KBL, LLP
KBL, LLP

Forest Hills, New York

November 23, 2010